2ND REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Daily Money Funds Shareholder:
THE SCHEDULED MAY 9TH SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION!
Several weeks ago we mailed you a letter reminding you to vote on these important proposals that affect your funds. To date, we have not received your ballot.
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery. The attached Federal Express envelope addressed to the proxy tabulator has been provided to speed the return of your signed proxy. There is no charge to you for sending the overnight package.
To cast your ballot, simply record your vote on the enclosed proxy card. You can mail your signed proxy card in the Federal Express envelope provided, or fax both the FRONT and BACK of your signed proxy card to 617-871-2569. Be sure to sign the card before mailing it in the envelope provided, or faxing it to the number above. You also have the option of voting your shares by calling toll-free at 800-848-3155.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
DMF-PXL2ON-0497